EXHIBIT 15.4

KPMG

KPMG Auditores Independentes


Mail address             Office address                    Central tel 55 (11) 3067.3000
Caixa Postal 2467        R. Dr. Renato Paes de Barros, 33  Fax National (11) 3079.3752
01060-970 Sao Paulo SP   04530-804 Sao Paulo SP            International 55 (11) 3079.2916
Brasil                   Brasil


July 12, 2002
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Amendment No. 1 to the Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce

With respect to the subject Registration Statement, we acknowledge our awareness of the use therein of our report dated May 10, 2001 related to our review of the interim consolidated financial information of Bahia Sul Celulose S.A. as of and for the period ended March 31, 2001 is included in the Vale Overseas Limited and Companhia Vale do Rio Doce Amendment No. 1 to the Registration Statement on Form F-4 (Registration No. 333-84696).

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


Sao Paulo, Brasil

/s/   KPMG Auditores Independentes